UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2018

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway	46037
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

First Internet Bancorp (the "Company") held its annual meeting of shareholders on May 21, 2018. Shareholders took the following actions:

•	elected seven (7) directors for one-year terms ending at the 2019 annual meeting of shareholders (Proposal 1);

•	approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement (Proposal 2); and

•	ratified the Audit Committee's appointment of BKD, LLP as the Company's independent registered public accounting firm for 2018 (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
David B. Becker	5,655,482	279,883	1,599,690
John K. Keach, Jr.	4,208,495	1,726,870	1,599,690
David R. Lovejoy	4,013,211	1,922,154	1,599,690
Ann D. Murtlow	4,201,363	1,734,002	1,599,690
Ralph R. Whitney, Jr.	5,566,229	369,136	1,599,690
Jerry Williams	5,559,600	375,765	1,599,690
Jean L. Wojtowicz	5,578,713	356,652	1,599,690

Proposal 2 – Advisory Vote to Approve Executive Compensation

For	Against	Abstained	Broker Non-Votes
5,628,675	295,777	10,913	1,599,690

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained
7,449,175	78,477	7,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 22, 2018

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer